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                                                                   EXHIBIT 10.42




                                    AGREEMENT
                                       TO
              EXTEND THE TERM OF THE 1996 COLLECTIVE BARGAINING AGREEMENT



The undersigned agree this 3RD day of DECEMBER, 1999 to extend the term of their collective bargaining agreement, that is effective from APRIL 1, 1996 until May 2, 2000, for an additional period of four years, until 12:01 a.m., May 2, 2004. Except only for the following changes, all provisions of the collective bargaining agreement, including the four memorandums ratified by the Union membership since April 1, 1996, will continue in effect until 12:01 a.m., May 2, 2004:

1. The second sentence of Article XX, Section 1 of the collective bargaining agreement is revised to read:

               "It shall continue in effect until 12:01 a.m., May 2, 2004 and shall be renewed thereafter from year to year unless written notice is given by either party sixty (60) days prior to the expiration date that it is desired to terminate or amend the Contract."

2. Appendix D is revised to add the attached tables of base hourly rates to become effective on May 2, 2000, May 2, 2001, May 2, 2002 and May 2, 2003 that provide for annual base hourly wage adjustments and annual lump sum payments, as follows:

               Wage rates effective May 2, 2000

                      2% General Wage Increase to the May 2, 1999 base hourly wage rates, plus a lump sum wage payment of 2% of each bargaining unit employee's base rate shall be paid to active hourly employees on the payroll as of May 2, 2000.

               Wage rates effective May 2, 2001

                      2% General Wage Increase to the May 2, 2000 base hourly wage rates, plus a lump sum wage payment of 2% of each bargaining unit employee's base rate shall be paid to active hourly employees on the payroll as of May 2, 2001.
                      *



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                Wage rates effective May 2, 2002

                       2% General Wage Increase to the May 2, 2001 base hourly wage rates, plus a lump sum wage payment of 2% of each bargaining unit employee's base rate shall be paid to active hourly employees on the payroll as of May 2, 2002.

                Wage rates effective May 2, 2003

                       2% General Wage Increase to the May 2, 2002 base hourly wage rates, plus a lump sum wage payment of 2% of each bargaining unit employee's base rate shall be paid to active hourly employees on the payroll as of May 2, 2003.
                       *

                Lump sum payments will be based on annualized percent increases on each base classification rate on dates of adjustment.

3. Appendix E, COLA, Section 2, is revised as attached only to extend the table of quarterly COLA adjustment dates from 8/7/00 through 5/2/04. During the extended term of the collective bargaining agreement, COLA will continue to be paid as a separate rate per hour for each hour an employee receives pay from the Company and will be paid weekly.

4. The term "Paper, Allied-Industrial, Chemical and Energy Workers International Union, AFL-CIO" is substituted for the terms "Oil, Chemical and Atomic Workers International Union," or "International Union, wherever those terms presently appear in the collective bargaining agreement or addendum thereto.

5. The term "Paper, Allied-industrial, Chemical and Energy Workers International Union, AFL-CIO, and its Affiliated Local No. 5-689" is substituted for the term "Oil, Chemical and Atomic Workers International Union, and its Affiliated Local No. 3-689" wherever that term presently appears in the collective bargaining agreement or addendum thereto.

6. The term "PACE" is substituted for the term "OCAW" wherever that term presently appears in the collective bargaining agreement or addendum thereto.

7. The term "United States Enrichment Corporation, Portsmouth Gaseous Diffusion Plant ('USEC')" is substituted for the terms "Lockheed Martin Utility Services, Inc., Portsmouth Gaseous Diffusion Plant", "Lockheed Martin Utility Services, Inc." or "LMUS", wherever those terms presently appear in the collective bargaining agreement or addendum thereto.

8.      The term "outlined in Section 6(d)", a typographical error contained in
        Article VIll, Section 6(d) of the collective bargaining agreement, is revised to read "outlined in Section 6(e)".

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9.      Shift work schedules for calendar years 2001, 2002, 2003 and 2004 will be jointly prepared and published to the membership prior to May 2, 2000.




AGREED:


For Paper, Allied -Industrial, Chemical and Energy Workers International Union, AFL-CIO

By:     /s/Peter A. Brown
        ---------------------


For Paper, Allied-industrial, Chemical and Energy Workers International Union, AFL-CIO and its Affiliated local 5-689

By:     s/s/Dan Minter                      s/s/Martin J. Ross
        ---------------------               ---------------------
        s/s/Mike Neal
        ---------------------
        s/s/L.J. Smith
        ---------------------
        s/s/William R. Dimit
        ---------------------

For United States Enrichment Corporation, Portsmouth Gaseous Diffusion Plant

By:     s/s/W.E. Thompson
        ---------------------
        s/s/J.R. Uhlinger
        ---------------------
        s/s/Gary M. Hairston
        ---------------------


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